UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2019

Heron Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4242 Campus Point Court, Suite 200, San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (858) 251-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 7, 2019, the Board of Directors (the “Board”) of Heron Therapeutics, Inc. (the “Company”) approved and adopted the Amended and Restated Bylaws of the Company (the “Amended Bylaws”). The Amended Bylaws change the Company’s director vote requirement from a “plurality” vote standard to a “majority” vote standard in uncontested elections of directors. Specifically, the Amended Bylaws provide that the affirmative vote of a majority of the votes cast in the election of a director will be required to elect a director at a meeting of stockholders duly called and at which a quorum is present (with abstentions and broker non-votes not counted as a vote cast either “for” or “against” such director’s election); provided, however, that in a contested director election (i.e., where the number of nominees for director exceeds the number of directors to be elected at such meeting), the directors will be elected by a plurality of the votes cast at such meeting.

Additionally, the Amended Bylaws adopt a new provision requiring that, in the event a director does not receive a majority of the votes cast with respect to that person’s election as a director in an uncontested election, the director must resign from the Board at the earlier of (i) the selection of a replacement director by the Board, or (ii) 90 days after certification of such stockholder vote.

The foregoing summary description of certain provisions of the Amended Bylaws is qualified in its entirety by the full text of the Amended Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws, as adopted and effective as of February 7, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heron Therapeutics, Inc.

Date: February 8, 2019	/s/ David Szekeres
David Szekeres
Senior Vice President, General Counsel, Business Development and Corporate Secretary